UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2017

IRONCLAD ENCRYPTION CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number:   000-53662

Nevada	81-0409475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 South Post Oak Lane, Suite 1700 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(888) 362-7972

(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into Material Definitive Agreements.

1. Line of Equity

On August 24, 2017, Ironclad Encryption Corporation, a Nevada corporation (the “Company”) and Tangiers Global, LLC (“Tangiers”), a Wyoming limited liability company, entered into an investment agreement (the “Investment Agreement”), together with a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company  has the right to sell to Tangiers from time to time up to five million dollars ($5,000,000) of the Company’s Class A common stock, $0.001 par value per share (the “Common Stock”). Pursuant to the Investment Agreement, Tangiers is obligated to purchase shares of Common Stock from time to time over the 36-month period commencing on the date that a registration statement (the “Registration Statement”) registering shares purchased by Tangiers under the Investment Agreement for resale is declared effective by the SEC.  The Company may direct Tangiers, at its sole discretion and subject to certain conditions, to purchase shares of its common stock by delivering a Put Notice to Tangiers, which will specify the number of shares which the Company will sell to Tangiers up to a maximum of the lesser of (a) $500,000 or (b) 200% of the average daily trading volume of the Common Stock during the 10 trading days immediately prior to the Company’s notice (each, a “Put Notice”).  The purchase price for shares of Common Stock purchased by Tangiers is the lowest volume weighted average price or, if none, the lowest closing bid price of the Common Stock during the 5 trading day period including and immediately following the Put Notice date multiplied by 80%. Actual sales of shares of Common Stock to Tangiers under the Investment Agreement will depend on a variety of factors to be determined by the Company from time to time, including market conditions, the trading price of the Common Stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The Investment Agreement terminates (i) thirty-six months after the Registration Statement is declared effective, (ii) upon the purchase by Tangiers of all of the shares of Common Stock, (iii) at any time the Registration Statement is no longer in effect, or, (iv) subject to certain exceptions set forth therein, at any time upon 15 days written notice from the Company to Tangiers.

As consideration for its commitment to purchase shares of Common Stock pursuant to the Investment Agreement, the Company has issued to Tangiers a 7 month 10% convertible promissory note (the “Commitment Note”) in the principal amount of $100,000. The Commitment Note is convertible into shares of Common Stock at the fixed price of $3.25 per share; provided, however, that at any time and from time to time after a default occurs solely due to the fact the Commitment Note is not retired on or before the maturity date, all or any part of the Commitment Note is convertible into shares of Common Stock of the Company at a per share equal to the lower of: (a) $3.25 or (b) 65% of the average of the two lowest per share trading prices of the Common Stock during the twenty consecutive trading days prior to the conversion date.

2. Convertible Promissory Note and Warrant

On August 24, 2017, the Company issued a 10% convertible note (the “Convertible Note”) in an aggregate principal amount of $330,000 with a 10% original issue discount. The initial consideration (“Initial Consideration”) in the amount of $165,000 was funded on August 24, 2017. The Company received net proceeds of $150,000 (which represents the deduction of the 10% original discount for Tangiers’ due diligence and legal fees). Tangiers may pay additional consideration (each, “Additional Consideration”) to the Company in such amounts and at such dates as Tangiers may choose in its sole discretion. The amount of principal due to Tangiers shall be prorated based on the Initial Consideration and Additional Consideration actually paid (plus the “guaranteed” interest and 10% original issue discount, both which are prorated based on the Initial Consideration and Additional Consideration

actually paid, as well as any other interest or fees) such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the Convertible Note. The maturity date is seven months from the effective date of each payment of Consideration and is the date upon which the principal amount of the Convertible Note, as well as any unpaid interest and other fees, shall be due and payable. The Convertible Note is convertible into shares of Common Stock at a fixed price of $1.00 per share; provided, however, that at any time and from time to time after a default occurs solely due to the fact the Convertible Note is not retired on or before the maturity date, Tangiers shall have the right to convert all or any part of the unpaid and outstanding principal amount and the accrued and unpaid interest under the Convertible Note into shares of Common Stock at a price per share equal to the lower of: (a) $1.00 or (b) 65% of the average of the two lowest per share trading prices of the Company’s Common Stock during the twenty consecutive trading days prior to the conversion date.

In connection with the issuance of the Convertible Note, the Company also issued to Tangiers a common stock purchase warrant (the “Warrant”) to purchase up to 82,500 shares of Common Stock. The Warrant shall be exercisable at a price of $3.00 per share.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The issuance and sale of the securities by the Company to Tangiers was made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representation of such investor to the Company that it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and the representation of such investor that it was purchasing the shares for its own account and without a view to distribute them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

IRONCLAD ENCRYPTION CORPORATION

Date: August 28, 2017

       /s/ James D. McGraw

By: ______________________

      James D. McGraw

Its:  President